UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2003

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49916 (Commission File Number)	84-1573084 (I.R.S. Employer Identification No.)

5575 DTC Parkway, Suite 110 Greenwood Village, CO (Address of principal executive offices)		80111 (Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

On November 3, 2003, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release announcing the filing of a registration statement with the Securities and Exchange Commission for a proposed offering of 3,458,673 shares of common stock. The Company will offer 750,000 shares in the proposed offering, and selling stockholders will offer the remaining 2,708,673 shares. In addition, some of the selling stockholders have granted the underwriters an option to purchase up to an additional 518,801 shares for over-allotment purposes.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Red Robin Gourmet Burgers, Inc., Press Release announcing the filing of a registration statement, dated November 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation
By: /s/ James P. McCloskey

Chief Financial Officer

Date: November 3, 2003